As filed with the U.S. Securities and Exchange Commission on July 15, 2026

Registration Statement No. 333-297440

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1

To

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAVEND HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Office 1401, Level 14, 197 St Georges Tce,
Perth, WA 6000,
Australia

 +1 (888) 201-1623
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+212 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq.

Michael DeDonato, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Tel: +1 (212) 660-3027

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Globavend Holdings Limited is filing this Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form F-1 (Registration No. 333-297440), originally filed with the U.S. Securities and Exchange Commission on July 14, 2026 (the “Registration Statement”), as an exhibit-only filing solely to update the Exhibit Index included in the Registration Statement in order to remove Exhibit 8.1 listed therein. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, and the signature pages to the Registration Statement. The prospectus included in the Registration Statement is unchanged and has been omitted. This Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in this issuance of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Globavend Investments Limited	May 22, 2023	13,125,000	$13,125
Square Gate Capital Master Fund, LLC – Series 1	June 4, 2024	306,123	$—

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1#	Third Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Form 20-F filed on February 13, 2026)
4.1#	Form of Indemnification Agreement between the registrant and Wai Yiu Yau, Tsz Ngo Yu, San Man Leng and Ho Chuen Shin (incorporated herein by reference to Exhibit 4.1 to the Form 20-F filed on February 13, 2026)
4.2#	Form of Indemnification Agreement between the Company and Kai Man Fung and Kin Fung Tsui (incorporated herein by reference to Exhibit 4.2 to the Form 6-K filed on April 30, 2026)
4.3#	Employment Agreement between the Company and Mr. Wai Yiu Yau, its director and chief executive officer (incorporated herein by reference to Exhibit 4.2 to the Form 20-F filed on February 13, 2026)
4.4#	Employment Agreement between the Company and Mr. Tsz Ngo Yu, its chief financial officer (incorporated herein by reference to Exhibit 4.4 to the Form 20-F filed on February 13, 2026)
4.5#	Form of Independent Director Agreement between the Company and its independent directors (incorporated herein by reference to Exhibit 4.3 to the Form 20-F filed on February 13, 2026)
4.6#	Form of Director Service Agreement between the Company and Kai Man Fung (incorporated herein by reference to Exhibit 4.1 to the Form 6-K filed on April 30, 2026)
5.1#	Opinion of Conyers Dill & Pearman
10.1#	Placement Agency Agreement, dated as of June 25, 2025, by and between the Company and Univest Securities LLC (incorporated herein by reference to Exhibit 10.4 to the Form 20-F filed on February 13, 2026)
10.2#	Form of Securities Purchase Agreement, dated as of June 25, 2025, by and between the Company and the parties signatory thereto (incorporated herein by reference to Exhibit 10.3 to the Form 20-F filed on February 13, 2026)
10.3#	Placement Agency Agreement, dated as of December 31, 2025, by and between the Company and Univest Securities LLC (incorporated herein by reference to Exhibit 10.1 to the Form 6-K filed on January 2, 2026)
10.4#	Form of Securities Purchase Agreement, dated as of December 31, 2025, by and between the Company and the parties signatory thereto (incorporated herein by reference to Exhibit 10.2 to the Form 6-K filed on January 2, 2026)
10.5#	Purchase Agreement, dated as of May 15, 2026, by and between Zenith Green Limited and Risemind Holdings (Cayman) Limited (incorporated herein by reference to Exhibit 10.1 to the Form 6-K filed on May 15, 2026)
10.6#	Standby Equity Purchase Agreement, dated as of June 16, 2026, entered into by and between the Company and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 to the Form 6-K filed on June 18, 2026)
10.7#	Globavend Holdings Limited 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed on June 29, 2026)
21.1#	Subsidiaries of the Company
23.1#	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2#	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1#	Power of Attorney
107#	Filing Fee Table

#	Previously filed .

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on July 15, 2026.

Globavend holdings limited

By:	/s/ Kai Man Fung
Name:	Kai Man Fung
Title:	Chairman of the Board

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	July 15, 2026
Kai Man Fung

*	Director and Chief Executive Officer	July 15, 2026
Wai Yiu Yau	(Principal Executive Officer)

*	Director and Chief Financial Officer	July 15, 2026
Tsz Ngo Yu	(Principal Accounting and Financial Officer)

*	Independent Director	July 15, 2026
San Man Leng

*	Independent Director	July 15, 2026
Ho Chuen Shin

*	Independent Director	July 15, 2026
Kin Fung Tsui

By:	/s/ Kai Man Fung
Kai Man Fung
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Globavend Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on July 15, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.